UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/20/2007

UMB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of principal executive offices, including zip code)

(816) 860-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On August 20, 2007, UMB Financial Corporation (the "Company") purchased 300,000 shares of its common stock from the Wood Family Limited Partnership as part of the partnership's desire to diversify its holdings. Thomas J. Wood III, a director of the Company, is a general partner of the Wood Family Limited Partnership. The purchase was accomplished by a private sale at a cost of $39.90 per share and was made under the authority granted by the Board of Directors on April 24, 2007 to repurchase up to 2,000,000 shares of Company stock. The closing price for the Company's common stock on August 20, 2007, as reported on the NASDAQ Stock Market, was $43.44 per share.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: August 21, 2007	By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Chief Financial Officer